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                                                                    Exhibit 2(c)


                            CERTIFICATE OF AMENDMENT

                                       TO

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                     PAINEWEBBER PACE SELECT ADVISORS TRUST

     The undersigned, being Vice President and Assistant Secretary of PaineWebber PACE Select Advisors Trust ("Trust"), hereby certifies that the Trustees of the Trust duly adopted resolutions at a meeting held on February 13, 2002 which amended the Amended and Restated By-Laws of the Trust dated September 13, 2000 (the "By-Laws") in the manner provided in the By-Laws, such amendment to become effective on April 8, 2002, as set forth below:

          The By-Laws were amended to reflect the change in the name of the Trust from "PaineWebber PACE Select Advisors Trust" to "UBS PACE Select Advisors Trust."


Dated: February 15, 2002
                                      By: /s/ Keith A. Weller
                                          --------------------------------------
                                          Keith A. Weller
                                          Vice President and Assistant Secretary


New York, New York (ss)

On this 15th day of February 2002, before me personally appeared
Keith A. Weller, to me personally known, who, being by me duly sworn, did say that he is Vice President and Assistant Secretary of the above-referenced Trust and acknowledged that he executed the foregoing instrument as his free act and deed.


                                       /s/ Victoria Drake
                                       -----------------------------------------
                                               Notary Public